Consent of Independent Registered Public Accounting Firm

Sears Hometown and Outlet Stores, Inc.
Hoffman Estates, Illinois

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-188645) of Sears Hometown and Outlet Stores, Inc. of our report dated May 3, 2019 relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Chicago, Illinois
May 3, 2019